                                                                 Exhibit 10.3(a)

                             RELATIONSHIP AGREEMENT

This agreement with an effective date of September 22, 1997, is by and between Integrated Physician Networks, Inc. ("IPNI"), a Delaware Corporation located at 8777 North Gainey Center Drive, Suite 285, Scottsdale, Arizona 85258 and PictureTel Corporation ("PictureTel"), a Delaware Corporation located at 100 Minuteman Road, Andover, Massachusetts 01810.

                             BACKGROUND AND PURPOSE

     1. PictureTel is in the business of designing, manufacturing and marketing visual communication products ("Products").

     2. IPNI is in the business of providing interactive videocommunications systems ("IPNI Systems") connecting the pharmaceutical and healthcare industries to targeted physicians.

     3.  On January 21, 1997, the Parties entered into a Letter of Intent
         ("LOI").

     4. In the LOI, the Parties contemplated subsequently entering into a definitive final Agreement incorporating and supplementing the matters discussed in the LOI, which final Agreement, namely this Agreement, will completely supercede the LOI and Major Agreed Upon Terms, dated September 22, 1997.

     5. IPNI Units are defined as the IPNI Unit(s) which consist of all such equipment necessary to ensure that the network functions including a server and Physician and Pharmaceutical Units both of which latter units incorporate the PictureTel Live 200 kits as set out in EXHIBIT A (which is incorporated herein) and which is being integrated by Integrator.

         Accordingly, to achieve the purposes described above, and in consideration of the premises, covenants, terms, and conditions set forth herein, the Parties agree as follows:

     I.  PURCHASE OF IPNI UNITS

     (a) The Pilot Program, as further defined in Section VI(a) (the "Pilot Program"), shall commence on or about March 1, 1998 and end six to nine months later, but not later than November 30, 1998. PictureTel will, subject to receiving IPNI's noncancelable binding purchase order under clause (b) below, immediately place an order with the integrator ("Integrator") for 275 (Purchase Order issued November 10, 1997) IPNI Physician systems, which have FCC Class A approval. The rollout period shall commence upon termination of the Pilot Period, as defined in
         Section VI(a), and shall last for three years (the "Rollout Period") and will necessitate FCC Class B approval for all IPNI Systems.

     (b) On or before September 22, 1997, IPNI shall place a binding noncancelable purchase order with PictureTel for no less than 250 Live 200 units configured for use in the IPNI Unit for delivery in 1997. IPNI may purchase the IPNI

         Units directly from PictureTel and may enter into an Agreement with a lease company acceptable to PictureTel to finance such purchase.

     (c) The IPNI Physician Units shall be placed by IPNI primarily in physician's offices and pharmaceutical sales representative offices (as long as an FCC Class A rating is still appropriate) throughout the United States in accordance with agreements between IPNI, physicians, and pharmaceutical companies wishing to utilize IPNI Systems are those that have signed a contract to participate in the Pilot Period (such pharmaceutical companies are sometimes referred to herein as "Clients").

     (d) The PictureTel components of the IPNI System shall be as set forth in Exhibit A.

     II. PRICE

         The configured purchase price payable by a lease company (acceptable to PictureTel) to PictureTel for the IPNI Units described in the Background and Purposes Sections above shall not exceed $2,088,652. There will be a nine month deferral of lease payments and such lease payments will be approximately $92,658 per month for a period of 27 months.

    III. FINANCING OF IPNI UNITS AND CASH FLOW

     (a) If IPNI does not purchase the IPNI Units directly from PictureTel, IPNI shall enter into an Agreement with a lease company acceptable to PictureTel to lease such Products from a lease company acceptable to PictureTel for a 27 month term (plus the term for deferral of payments during the Pilot Period) under agreements satisfactory to PictureTel.

     (b) PictureTel shall guarantee IPNI's lease payment obligations to a lease company acceptable to PictureTel for the lease of the IPNI Units during Pilot Period and the Rollout period, subject to the terms and conditions set forth in Section IX and IPNI's compliance with its obligations under this Agreement.

     (c) IPNI agrees to establish a Cash Flow account within 10 days of the execution of this Agreement, said Cash Flow Agreement (the "Cash Flow Agreement") to be with a bank satisfactory to PictureTel and IPNI and to be in the form of Exhibit G, with any changes being satisfactory to PictureTel and IPNI and with the Cash Flow Account thereunder being herein referred to as the "Cash Flow Account". IPNI agrees to fund the Cash Flow Account with a minimum of $100,000.00 at the time the Cash Flow Account is established.

         Telecommunication recharges will go 100% to IPNI.

         In the event that IPNI obtains venture capital funding of at least $1,000,000.00, IPNI shall, regardless of the amount then in the Cash Flow Agreement, immediately fund the Cash Flow Account to a total of $300,000.00.

     (d) Without limiting the foregoing, upon initiation of the Rollout Period, IPNI agrees to fund the Cash Flow account to at least a balance of $300,000.00. Thereafter, IPNI shall continue to fund the Cash Flow Account on a straight-line basis (dividing $500,000 by the requisite number of months to determine the monthly funding amount) such that by the end of month 15 from the start of the Pilot Period, the Cash Flow Account balance is not less than $800,000.00.

     IV. SYSTEM INTEGRATION, INSTALLATION AND MAINTENANCE

     (a) It is the intent of the Parties to this Agreement that IPNI may select the Integrator for system integration, installation and maintenance provided Integrator provides these at commercially reasonable costs and quality in the judgment of IPNI. IPNI shall pay for all necessary integration, installation and maintenance. At IPNI's discretion these charges may be added to IPNI's monthly lease payment obligations.

     (b) IPNI agrees to oversee the assembly and integration of the IPNI Units (which have incorporated the Live 200 kits as set out in Exhibit A) which shall meet the IPNI quality specifications as set out in Exhibit
         B. (Note: Exhibit B only describes the quality requirements - not the configurations.)

     V.   PICTURETEL COMPONENTS OF PURCHASE ORDER PROCESS

     (a) Physician Units (Live200-IPNI-D)

         1. IPNI shall place binding noncancellable purchase orders with PictureTel for the Live200-IPNI-D custom configuration. Orders will be shipped by PictureTel in accordance with standard, published lead times unless otherwise mutually agreed to. Orders for the Live200-IPNI-D configuration will be shipped to Integrator, the designated systems integrator for the physician units. Specifications for these Units are in Exhibit A.

         2. Integrator shall integrate the PictureTel hardware in the IPNI Physician units into the selected devise platform and perform system testing as agreed upon by IPNI, PictureTel and Integrator.

     (b) Pharmaceutical Units (Live200-IPNI-R)

         1. IPNI shall place orders with PictureTel for the Live200-IPNI-R custom configuration. Orders will be shipped by PictureTel in accordance with standard, published lead times unless otherwise mutually agreed to. Orders for the Live200-IPNI-R configuration will be shipped to Integrator, the designated systems integrator for the pharmaceutical stations. Specifications for these Products are in Exhibit A.

         2. Integrator shall integrate the PictureTel hardware in the IPNI pharmaceutical units into the selected devise platform and perform system testing as agreed upon by IPNI, PictureTel, and Integrator.

     VI. CLIENT CONTRACTS

     (a) PictureTel is not obligated to provide lease guarantees unless IPNI has entered into at least two signed Client Contracts, with each Client (a "Charter Client") committing to pay within a period satisfactory to PictureTel at least $200,000 pursuant to the terms addressed in Section VI(b).

         The Pilot Period shall be deemed complete when both (i) the minimum Charter Client Contract requirements as specified in this Clause (a) above have been met and (ii) PictureTel and IPNI agree that each such Charter Client has evaluated the IPNI System in the field for a period of not less than six months and not more than nine months.

     (b) IPNI shall submit its standard Client Contracts and Charter Client Contracts to PictureTel for approval. PictureTel shall approve or reject such Client Contracts and Charter Client Contracts within ten
         (10) business days of receipt by PictureTel. If PictureTel rejects the Client Contracts and Charter Client Contracts, PictureTel must propose modifications which, if accepted, will make the Contracts acceptable.

     (c) In addition, PictureTel shall have the right to approve any material change to the approved Client Contracts and Charter Client Contracts which may be negotiated between IPNI and any potential client. PictureTel shall reject or approve such change as soon as possible but, in any event, not later than four working days from receiving IPNI's written request and full documentation regarding the transaction; such approval may be reasonably withheld.

     (d) Intentionally Left Blank

     (e) If it is determined by PictureTel that the business model will not support the revenue generation needed to continue into the Rollout, IPNI agrees to not dismantle and/or market the PictureTel components without the express prior written consent of PictureTel.

     VII.  ADVANCES AND NOTES, ETC.

     (a) PictureTel has advanced IPNI the sum of $500,000 which has been used for IPNI's reasonable business operating expenses (sometimes referred to as the "Advance").

     (b) IPNI has executed and delivered a no interest (0%) Promissory Note, dated _____________, 1998 (the "Promissory Note") for the loan of the $500,000.00 previously provided by PictureTel. The entire principal of the loan shall be payable in one lump sum nine (9) months from the beginning of the Pilot Period, but in no event later than December 1, 1998. Interest shall be due on any Principal in default at the rate of 9% per annum. A copy of the Promissory Note is attached as Exhibit C. In the event of conflict, the terms of the Promissory Note shall control.

VIII. PICTURETEL'S EQUITY INTEREST IN IPNI, WARRANTS, ADDITIONAL WARRANTS, PRE-EMPTIVE RIGHT AND CASH FLOW OF IPNI TECHNOLOGY

(a)      Issuance of Warrants

         In addition to the Promissory Note provided for in Section VII above, IPNI will issue to PictureTel the following warrants to purchase stock of IPNI set forth in (a)(1) - (a)(4) below and has agreed to issue to PictureTel the additional warrants required in (d) below.

         1. In consideration of PictureTel's Advance, and guarantee of IPNI lease payments, IPNI has agreed to issue to PictureTel warrants to purchase IPNI Series A Preferred Stock in an amount equal to 12.0% of the shares of capital stock of IPNI outstanding, subject to adjustment as provided for in the Warrant Agreement, following its initial round of venture financing of not less than $1,000,000. In addition, for each $10,000,000 (gross) of leases guaranteed by PictureTel, IPNI shall issue an additional warrant, under the same terms, to purchase IPNI Series A Preferred Stock in an amount equal to 1.0% of the shares of capital stock of IPNI outstanding, subject to adjustment as provided for in the Warrant Agreement, following its initial round of venture financing of not less than $1,000,000, up to a total percentage not to exceed under this section VIII(a)(1) of 17%, subject to adjustment as provided for in the Warrant Agreement, as follows:

         Gross Dollar Value of Leases           Additional Warrants           Total Warrants

         0 - $9,999,999                         0%                            12%
         $10mil - 19,999,999                    1%                            13%
         $20mil - 29,999,99                     1%                            14%
         $30mil - 39,999,99                     1%                            15%
         $40mil - 49,999,99                     1%                            16%
         $50million plus                        1%                            17%

2. In addition to the warrants granted pursuant to section VIII(a)(1), should IPNI require that PictureTel continue guaranteeing new leases during the third year of the Rollout Period, then IPNI shall immediately issue to PictureTel warrants to purchase IPNI Series A Preferred Stock in an amount equal to an additional 2.9% of the shares of capital stock of IPNI outstanding, subject to adjustment as provided for in the Warrant Agreement, following its initial round of venture financing of not less than $1,000,000, and the table as stated above in section VIII(a)(1) shall be modified to take into account the additional 2.9% as follows:

              Gross Dollar Value of Leases           Additional Warrants        Total Warrants

              0 - $9,999,999                         0%                         14.9%
              $10mil - 19,999,999                    1%                         15.9%
              $20mil - 29,999,99                     1%                         16.9%
              $30mil - 39,999,99                     1%                         17.9%
              $40mil - 49,999,99                     1%                         18.9%
              $50million plus                        1%                         19.9%


3. Accordingly, IPNI has executed and delivered to PictureTel, pursuant to section VIII(a)(1) a warrant to purchase shares of IPNI Series A Preferred Stock in an amount equal to 12% of IPNI's current outstanding stock, subject to adjustment as provided for in the Warrant Agreement, at an exercise price of $0.01 per share (the "Warrants") attached as Exhibit D. These Warrants shall be non-dilutive through the initial venture funding of at least $1,000,000, meaning that the Warrants shall provide that PictureTel shall be entitled to purchase shares from time to time up to a holding of 12% of IPNI's outstanding stock, subject to adjustment as provided for in the Warrant Agreement.


         Thereafter, PictureTel shall have the preemptive right to purchase shares of stock of IPNI from time to time to achieve or to maintain up to the percentage ownership of warrants granted pursuant to Section VIII(a)(1) or VIII(a)(2) above, as appropriate, of the outstanding stock by purchasing additional shares on the same terms and conditions as other investors, which preemptive right shall be set forth in the Investor Rights Agreement attached as Exhibit E.



         (b)  Reserved


         (c) IPNI Board Approval and PictureTel Member of Board of IPNI.

             1. The IPNI Board of Directors shall vote to approve PictureTel's rights described above and elsewhere in this Agreement (including all Exhibits) and such approval shall be reflected appropriately in the minutes of the Board. IPNI shall provide an opinion of its legal counsel, satisfactory to PictureTel, as to the authorization, validity and binding effect of this Agreement and the related agreements delivered pursuant to this Agreement and the authorization and validity of the Promissory Note, the Warrants and Additional Warrants and upon exercise of Warrants and Additional Warrants.

             2.           Beginning March 31, 1998 and ending on the later of
                          (i) the period ending six (6) months from the entering into of the last guarantee by PictureTel to the lease company under this agreement, or, (ii) when PictureTel's ownership of IPNI's capital stock falls below 10%, subject to adjustment as provided for in the Warrant Agreement, PictureTel shall have the option to nominate a PictureTel representative to become a member of IPNI's Board of Directors and the Stockholders and outside investors holding preferred stock will sign a voting agreement in the form attached hereto as Exhibit F, providing that said Stockholders and outside investors holding preferred stock will with respect to their shares vote to unanimously elect a designee of PictureTel to the IPNI Board of Directors. In the event that a PictureTel representative is not at all times elected to the IPNI Board of Directors as required (except in the case the PictureTel representative declines to serve), then any outstanding Advances or Promissory Notes pursuant to
                          Section VII shall become immediately due and payable, and PictureTel would not be required to make new lease guarantees under this Agreement. Notwithstanding the foregoing, PictuerTel's right to a board seat shall end upon IPNI's first registered (under the Securities Act of 1933) public offering of common stock.

       (d) Issuance of Additional Warrants. In the event that IPNI has not implemented to PictureTel's reasonable satisfaction a fully operational network of at least 212 physicians and 4 pharmaceutical clients with approved Client Contracts, and an additional 38 physicians under written agreement to accept the IPNI Unit as soon as is technically possible, using IPNI Systems within 19 weeks from November 10, 1997 ("Period 1"), (For the purposes of this section, "Reasonable Satisfaction" shall mean that 212 IPNI Units have been installed with end points capable of making and receiving calls through the IPNI software network system) then PictureTel will be granted a first additional stock warrant equal to 2% of IPNI's outstanding stock. Similarly, if IPNI has not implemented such fully operational network (as defined above) within 23 weeks after PictureTel places the purchase order ("Period 2"), PictureTel shall be granted a second additional stock warrant of 2% of IPNI's outstanding stock. If IPNI has not implemented such fully operational network (including at least 240 installed Physician units) within 28 weeks after PictureTel places the purchase order ("Period 3"), PictureTel shall be granted a third additional stock warrant of 2% of IPNI's outstanding stock. The three additional warrants (the "Additional Warrants") discussed in this paragraph shall be convertible into IPNI Series A Preferred stock at a price of $0.01 per share, shall be non-dilutive through the initial venture funding in the same manner described in Clause (a)(2) of this Section VIII above. Thereafter PictureTel shall have the preemptive right, as set out in the Investor Rights Agreement, to maintain or acquire up to its additional percentage ownership by purchasing additional shares on the same terms and conditions as other investors.

       The terms of the Warrants and the Additional Warrants shall have the terms set out in Exhibits D, E, and F, which in the event of conflict shall be the controlling documents with respect to these instruments.

(e) In the event that prior to the last day of the above noted Period 1 IPNI obtains venture financing of $1 million dollars, or more, and IPNI immediately funds the Cash Flow Account to a total of $500,000 pursuant to
      Section III(d), the first, second and third Additional Warrants to PictureTel shall upon written notice to PictureTel terminate. Similarly, in the event that IPNI obtains the financing and $1 million dollars or more is deposited into an IPNI bank account and IPNI immediately funds the Cash Flow Account to a total of $500,000 prior to the last day of the above noted Period 2, then the second and third Additional Warrants shall terminate or in the event that IPNI obtains the financing and $1 million dollars or more is deposited into an IPNI bank account, and IPNI immediately funds the Cash Flow Account to a total of $500,000 prior to the last day of the above noted Period 3, the third Additional Warrant shall terminate.

(f) IPNI hereby grants to PictureTel, upon seven (7) days written notice, the right to audit, at PictureTel's expense, IPNI's financial and business records and contracts at PictureTel's discretion during reasonable business hours.

(g) As a condition of PictureTel's commitment to guarantee lease payments from IPNI to the lease company , IPNI agrees to deposit the portions of the IPNI software developed by D.A.S Visual Media, Inc., that IPNI owns, in source and executable code form along with doctor's lists and client contact lists ("IPNI Technology") into escrow with collateral assignment, held by the escrow agent selected by PictureTel and IPNI, but not deliverable out of escrow until notified by PictureTel of a default under any Advance, Promissory Note or other provision of this Agreement and the agreements delivered hereunder on the part of IPNI as described in Exhibit H, "Technology Escrow Agreement." Upon such default by IPNI, ownership and equal rights to the ("IPNI Technology") shall belong to PictureTel and the other outside investors in IPNI who have the right to become parties to the Escrow Agreement. Said escrow for IPNI Technology shall provide for a perfected security interest granted by IPNI in the IPNI Technology in favor of PictureTel to secure IPNI's obligations to PictureTel under the Advances, Promissory Notes and the other provisions of this Agreement and in favor of such outside investors to secure obligations of IPNI to such investors. Upon any such default, each party thereby entitled to the IPNI Technology shall have a perpetual, worldwide royalty free right, with power to sublicense, to use the IPNI Technology. The escrow for IPNI Technology shall be in the form of Exhibit H. In addition, IPNI shall assure that PictureTel is designated as a successor in interest, with the same rights as IPNI, to any escrow arrangement that IPNI might have with D.A.S. Visual Media, Inc., for any other software (executable, source or otherwise) that might be reasonably necessary for the continued development and/or support of the IPNI Units.

     IX.  GUARANTEES BY PICTURETEL, EXPANSION OF RELATIONSHIP AND EXCLUSIVITY

     (a) After completion of the Pilot Period and during the Rollout Period, PictureTel will only guarantee to the lease company the lease payments by IPNI for IPNI Systems as follows: (i) for year one of the Rollout Period, if IPNI has secured a minimum of 6 pharmaceutical company Client Contracts (the "Client Contracts") securing the payment of the leases, which are reasonably acceptable to PictureTel; for year two, if IPNI has secured a minimum of 8 pharmaceutical company Client Contracts securing the payment of the leases, which are reasonably acceptable to PictureTel and for year three, if IPNI has secured a minimum of 10 pharmaceutical company Client Contracts securing the payment of the leases, which are reasonably acceptable to PictureTel.

     (b) The above requirements are based on the current business and pricing model provided by IPNI. In the event that IPNI demonstrates to PictureTel's satisfaction during the Rollout Period, adequate cash flow to make lease payments, in full, to the leasing company, on a timely basis, over the next one year period, PictureTel may agree, at its option, which agreement shall not be unreasonably withheld, and upon a written request from IPNI, to modify the minimum Client Contracts requirements defined above for that one year period. In the event that IPNI cannot demonstrate, from time to time, to the satisfaction of PictureTel that the lease payments, in full, will be made by IPNI to the lease company, PictureTel may decide not to continue executing lease guarantees to the lease company. Unless PictureTel specifically agrees otherwise in a writing executed by its CFO or CEO, in no event will PictureTel's guarantees exceed the lesser of (a) a net present value of 30 Million dollars, or (b) a gross lease value of 50 million dollars. In addition, all Client Contracts, including Charter Client contracts, must be in conformity with Section VI.

     (c) Provided that PictureTel offers products to IPNI at its standard list price and standard discount, it is agreed that for so long as PictureTel continues to guarantee new leases, that IPNI must come to PictureTel first to source IPNI Systems.

     (d) For a period of not less than six (6) months from the last PictureTel guarantee to the lease company of lease payments owed by IPNI, IPNI shall not use video-conferencing products of any entity other than PictureTel.

     (e) Without limiting the foregoing, in consideration of PictureTel's Advances, Notes and lease guarantees, IPNI shall not, for as long as PictureTel is willing to continue issuing new lease guarantees through year two of the Rollout Period, unless IPNI exercises its option to require PictureTel to continue issuing lease guarantees during year 3 of the Rollout Period, use third party videoconferencing equipment unless IPNI has advised PictureTel in writing of the terms or functionality which such third party is providing and PictureTel refuses to provide such functionality on similar terms, and in a timely manner.

     (f) IPNI agrees that PictureTel shall, to the extent PictureTel makes any payments to the lease company at any time under its guaranty of IPNI lease obligations, be subrogated to all of the rights of the lease company with respect to such amounts and IPNI covenants to reimburse PictureTel for such payments, including collection costs and reasonable attorney's fees.

     X.   PUBLICITY

     (a) All press releases regarding the relationship contemplated herein shall be subject to the review and prior written approval of both parties.

     (b) All of IPNI's advertising regarding IPNI's systems shall include appropriate mention of PictureTel's inclusion in the IPNI Units and such reference shall be subject to PictureTel's prior written approval.

     XI.  SOFTWARE LICENSES

     (a) IPNI may distribute Products only as originally packaged by PictureTel with the Customer License Agreement ("Shrink-wrap License"). Use of the Product will be subject to the terms of the accompanying Shrink-wrap license. No title or ownership of the software covered by the Shrink-wrap License or related documentation (with the exception of the media on which it is contained) is transferred to IPNI or Customer. IPNI acknowledges that the software contained in and related to Products ("Software") is the proprietary Software of PictureTel, and that PictureTel has not granted, and IPNI does not have, and will not acquire or receive as a result of this Agreement, any rights in or license to use, distribute, copy sell or sublicense such Software, except as set forth in this Agreement. Title to all applicable rights in patents, copyrights and trade secrets in the Products will remain in PictureTel or its licensor.

     (b) IPNI is granted a license to use the Products for marketing and demonstration purposes under this Agreement provided that IPNI complies with the terms of the applicable Shrink-wrap License packaged with the Products.

     (c) Unless prior written consent is granted by PictureTel, IPNI will not copy or modify any Products or related materials supplied under this Agreement. IPNI will not remove or omit any copyright notice or other proprietary notice contained in or packaged with the Product.

     (d) The Product is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph c(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs c(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52.227-19, as applicable. IPNI agrees to clearly and appropriately mark any and all Products, including documentation, that is to be directly or indirectly delivered to any branch of the US Government with the Restricted Rights set forth in the FAR clause at 52.227-19c(4), agrees to inform all US Government Contracting Officers, when applicable, that the Product is commercial software and subject to the restrictions set forth herein and agrees to indemnify PictureTel from any and all losses, liabilities or expenses incurred by PictureTel, including attorney's fees, as a result of its failure to perform the obligations set forth in this Section.

     XII. PROPRIETARY INFORMATION

              During the term of this Agreement, PictureTel and IPNI (the "Parties") may disclose to each other or the Parties may become aware of, proprietary information which the Parties wish to be held in confidence ("Confidential Information"). Confidential Information will include future product plans, price lists, sales and marketing strategies, the software and documentation, engineering information, competitive information, service diagnostic information, any business, marketing, technical, scientific or other information including the confidential information of third parties in any form which is identified as confidential or proprietary. Any Confidential Information received by the Parties during the term of this Agreement will be kept in confidence and disclosed only to employees of the Parties with a need to know such Confidential Information, and may not be used by the Parties for any purpose other than to comply with their obligations under this Agreement. The Parties' confidentiality obligations will not apply to information which (a) was in the public domain prior to disclosure, or becomes publicly available other than through a breach of this Agreement, (b) was known by the Parties prior to disclosure, or it is at any time developed by the Parties independently of any such disclosure or (c) was rightfully disclosed to the Parties by a third party without a duty of confidentiality to the discloser.

     XIII. PATENT AND COPYRIGHT INDEMNIFICATION

(a) If a claim is made or an action brought that any IPNI Unit infringes a duly issued US patent or any copyright, trademark or trade secret because of the PictureTel component(s), PictureTel will defend and indemnify IPNI against such claim and will pay resulting costs, damages and attorney's fees finally awarded, provided that: (i) IPNI promptly notifies PictureTel in writing of the claim, and (ii) PictureTel has sole control of the defense and all related settlement negotiations; and (iii) IPNI provides PictureTel, at PictureTel's expense, with all reasonably necessary assistance, information, and authority to perform the above. PictureTel's obligation under this Paragraph is conditioned on IPNI's agreement that if the IPNI Unit or use or operation thereof, becomes, or in PictureTel's opinion is likely to become, the subject of such a claim, PictureTel may at its expense, either procure the right for IPNI to continue using the IPNI Unit or, at PictureTel's option, replace or modify the same so that it becomes non-infringing (provided such replacement or modification does not materially adversely affect IPNI's intended use of the IPNI Unit as contemplated hereunder). If neither of the foregoing alternatives is available on terms which are reasonable in PictureTel's judgment, IPNI will return the IPNI Units upon written request by PictureTel and PictureTel will credit the price paid for such IPNI Units less depreciation on a straight line basis over an assumed five (5) year service life.

(b) PictureTel will have no liability for any claim based upon the combination, operation or use of any IPNI Unit with equipment, software or data not supplied by PictureTel if such claim would have been avoided by the use of other equipment, software or data whether or not capable of achieving the same results, or based upon alteration of the hardware component of the IPNI Unit or modification of any software provided by PictureTel.

(c) IPNI agrees to indemnify, defend and hold PictureTel harmless from any expenses, losses, claims, demands, liabilities and damages arising from or connected with IPNI's sale, lease, license or use of IPNI Systems or Software or of IPNI's Support Services obligations, except where any such expenses, losses, claims, demands, liabilities or damages are directly caused by negligent actions of PictureTel.

(d) If a claim is made or an action brought that any IPNI Systems infringe a duly issued patent or any copyright, trademark or trade secret, IPNI will defend and indemnify PictureTel against such claim and will pay resulting costs, damages and attorney's fees finally awarded, provided that: (i) PictureTel promptly notifies IPNI in writing of the claim, and (ii) IPNI has sole control of the defense and all related settlement negotiations; and (iii) PictureTel provides IPNI, at IPNI's expense, with all reasonably necessary assistance, information, and authority to perform the above.

(e) THE FOREGOING STATES THE ENTIRE OBLIGATION OF THE PARTIES WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR TRADE SECRETS.

XIV. LIMITED WARRANTY.

(a) IPNI Units are warranted as set forth in the Limited Warranty Statement which for the Pilot is attached hereto as EXHIBIT B.1 and for subsequent orders will accompany each IPNI Unit. IPNI will make no warranty representation on PictureTel's behalf beyond those contained in the applicable Limited Warranty Statement. The warranty shall commence when the IPNI Units are installed and/or licensed to the Customer by Reseller, subject to the terms and conditions of the Limited Warranty Statement. PictureTel makes no warranty to Reseller with respect to the IPNI Units. In the event any IPNI Unit fails to operate according to PictureTel's specifications prior to being resold to a Customer, the exclusive remedy and PictureTel's exclusive responsibility will be the repair or replacement of the IPNI Unit, at PictureTel's option, in accordance with PictureTel's then prevailing policy.

(b) EXCEPT AS EXPRESSLY STATED IN THIS SECTION XIV, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, OF PRODUCTS OR SERVICES SOLD OR FURNISHED UNDER THIS AGREEMENT OR IN CONNECTION HEREWITH. PICTURETEL DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE OR PERFORMANCE OF PRODUCTS, WHETHER MADE BY PICTURETEL EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, WILL BE DEEMED TO BE A WARRANTY BY PICTURETEL FOR ANY PURPOSE, OR GIVE RISE TO ANY LIABILITY OF PICTURETEL WHATSOEVER. THE WARRANTIES AND CORRESPONDING REMEDIES AS STATED IN THIS SECTION XIV ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS WRITTEN OR ORAL.

XV.  LIMITATION OF REMEDIES AND LIABILITIES.

     EXCEPT AS PROVIDED HEREIN OR IN SECTION XIII, PICTURETEL'S MAXIMUM LIABILITY WILL BE LIMITED IN ANY EVENT TO ACTUAL DIRECT DAMAGES TO THE EXTENT CAUSED SOLELY BY THE ACTS OR OMISSIONS OF PICTURETEL, SUBJECT TO A MAXIMUM LIABILITY OF THE GREATER OF $25,000 OR THE AMOUNT PAID FOR THE SPECIFIC PRODUCT WHICH DIRECTLY CAUSED SUCH DAMAGE. IN NO EVENT WILL PICTURETEL BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, LOST BUSINESS PROFITS, OR LOSS, DAMAGE OR DESTRUCTION OF DATA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHERWISE, EVEN IF PICTURETEL HAS BEEN ADVISED AS TO THE POSSIBILITY OF SAME. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY IS HEREBY INTENDED. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES AND THE ABOVE EXCLUSION OR LIMITATION MAY NOT APPLY.

XVI. TRADEMARKS AND TRADENAMES.

    (a) IPNI may use the name PictureTel and any other tradename or trademark of PictureTel ("Marks") solely in the performance of its rights and obligations under this Agreement. IPNI will not attach any additional trademarks or tradenames to the Products and will refrain from removing or altering any PictureTel trademark, logo or notice affixed by PictureTel to Products. IPNI will not use any PictureTel trademark or trade name in a way that implies IPNI is an agency or branch of PictureTel. IPNI will immediately change or discontinue any use as requested by PictureTel.

    (b) IPNI may display the Marks in connection with the marketing, sale or support of Products with an appropriate trademark notice or other notice or proprietary rights in the Marks as PictureTel may request. IPNI shall not register, assign or take other action concerning the Marks except with the express written permission of PictureTel. IPNI shall not refer to PictureTel in any of IPNI's advertising, except where PictureTel has specifically approved such advertisement in writing prior to its publication. All rights that arise from the use of the Marks in any jurisdiction by IPNI will belong solely PictureTel.

     XVII.  INDEMNIFICATION

     (a) IPNI shall indemnify, defend, and hold harmless PictureTel and all its subsidiaries, against any costs, damages, or expenses (including attorney's fees) incurred by PictureTel arising out of or relating to PictureTel's guarantee of the lease agreements between IPNI and the lease company.

          Any commitment made by IPNI to Customers with respect to quantities, delivery, modification, interfacing capability, suitability of Products, or suitability in specific applications will be IPNI's sole responsibility. IPNI has no authority to modify any warranty contained in this Agreement or provided with the Products or to make any other commitment on behalf of PictureTel, and IPNI will indemnify and defend PictureTel from any expense, loss or liability (including reasonable attorney's fees), suit or proceeding for any such modified warranty or other commitment.


     XVIII.  TERM AND TERMINATION; DEFAULT.

     (a) The Term of this Agreement shall, unless extended by agreement, commence on the effective date first mentioned above and shall terminate three years after the completion of the Pilot Period. Provided, however, if at such time PictureTel has outstanding any guarantee to the Lease Company of lease payments to be paid by IPNI to the Lease company, the provisions of the Cash Flow Account established under section III shall remain in effect and, in addition, security for such lease guarantee(s) shall remain the IPNI Technology Escrow until such time as the net lease guarantees are $10,000,000 or less.

     (b) Either party may, at its option, terminate this Agreement (but not the Cash Flow or Warrant Agreements) by written notice to the other party upon occurrence of any of the following events which shall constitute cause:

           (i) A party's substantial or material failure to comply with any of the provisions of this Agreement, provided, however, that the defaulting party shall have a period of thirty (30) days from the date of notice in which to cure such breach, or, if the breach cannot be reasonably cured within said thirty (30) day period, then the party shall have a reasonable time in which to cure the breach, so long as the party diligently attempts to cure; or

           (ii) A party becoming insolvent or committing any act of bankruptcy, or upon any proceeding being commenced by or against either party under any law providing relief to a party as a debtor.

     (c) Any suspension or termination of this Agreement pursuant to its terms will not relieve either party of its obligation to pay any sum due hereunder or of its obligations with respect to the confidential treatment and protection of the others proprietary information and Software. PictureTel will not pay for any loss or damage of any nature whatsoever arising from any such suspension or termination which is in accordance with the provisions of this Agreement.

     (d) Upon termination or expiration of this Agreement, IPNI will immediately cease to represent itself as selling PictureTel Products and will refrain from representing itself as such and from using any PictureTel Trademarks in any manner.

     (e) Notwithstanding the foregoing, all indemnifications of IPNI to PictureTel, all Advances, Promissory Notes and Warrants and Additional Warrants, the Exclusivity provisions and any other obligations stated to survive termination of this Agreement shall survive any such termination. In addition, so long as PictureTel has outstanding any guarantee to the lease company of lease payments to be paid by IPNI to the lease company, IPNI hereby covenants to make such payments to the lease company and the provisions of the Cash Flow Account established under Section III shall remain in effect, in addition, subject to section XVIII(a), above, the IPNI Technology Escrow Agreement provided pursuant to Section VIII shall also remain in effect.

     XVIV.  GOVERNMENT EXPORT RESTRICTION.

     IPNI and/or its Customers will comply with any government export control laws and procedures applicable to the export of IPNI Systems or Units and also shall obtain any permits and licenses required for the operation or use of IPNI Systems or Units.

     XX.  FORCE MAJEURE.

     In no event shall either party be liable for its failure to perform hereunder due to contingencies beyond its reasonable control including, without limitation, fire, explosion, flood, strike, war, civil disturbances, inability to obtain materials on reasonable terms, acts of God, or acts in compliance with any law or government regulation.

     XXI.REPRESENTATIONS

    (a) IPNI represents as follows: (i) IPNI is legally incorporated, in existence and in good standing, (ii) its representatives are duly authorized to execute this Agreement and all securities thereunder on IPNI's behalf, (iii) the execution of this Agreement or the issuance of any securities thereunder shall not breach any law or any agreement, (iv) all financial statements provided to PictureTel are true and correct, and (v) all business plan delivered to PictureTel are believed to be reasonable and prepared in good faith.

     (b) PictureTel represents as follows: (i) PictureTel is legally incorporated, in existence and in good standing, (ii) its representatives are duly authorized to execute this Agreement on PictureTel's behalf,

     (c) Bringdown of Representations by IPNI. It shall be a condition to the delivery by PictureTel of any lease guaranty to the lease company hereunder that the representations by IPNI shall be true and correct on and as of the date of delivery of such lease guaranty and that PictureTel shall have received an officer's certificate of IPNI signed by its CEO and CFO to the foregoing

     (d) Additional Covenants by IPNI. IPNI will promptly supply unaudited quarterly and audited annual financial statements to PictureTel.

     XXII.  CHANGE IN CONTROL

     (a) In the event of a change in control in the ownership of IPNI (a change in control shall be deemed to have occurred (i) if fifty one percent of the then outstanding voting stock is transferred to a single unaffiliated third party(s)), or (ii) in the event of bankruptcy or insolvency of IPNI, such events shall constitute a default hereunder and PictureTel may terminate this Agreement, be under no obligation to continue providing lease guarantees, and/or declare immediately due all obligations owing by IPNI to PictureTel, including all Advances and Promissory Notes, and, unless such default is cured within 30 days, PictureTel shall, subject to the right of the lease company, be entitled to receive the funds in the Cash Flow Account.

XXIII.  GENERAL.

     (a) IPNI Unit prices are exclusive of sales, use, value-added or other excise tax, however designated or levied. Unless IPNI provides PictureTel a valid tax exemption certificate, PictureTel will invoice IPNI for all such taxes based upon this Agreement, or on IPNI Units purchased or services provided under this Agreement and all personal property taxes assessed on any IPNI Units after delivery, together with any interest.

     (b) IPNI Units will be delivered to IPNI (or the lease company ) F.O.B. the manufacturing facility. Title to the non-software related IPNI Units shall pass upon payment to PictureTel in full. Risk of loss will pass to IPNI or the lease company upon delivery to the carrier. Title to all software IPNI Units supplied under this Agreement remains with PictureTel and shall not pass to IPNI or any other third party.

     (c) Unless IPNI (or the lease company ) specifies a common carrier, and method of delivery, PictureTel will arrange to ship IPNI Units to IPNI's specified location(s) and will select a common carrier. PictureTel will prepay the freight and any other necessary and reasonable transportation and delivery charges and invoice IPNI for such costs, which are due and payable in full at the time the invoice for the shipped IPNI Unit is due.

     (d) Neither party may assign or transfer any part or all of this Agreement or any of its rights or obligations hereunder (except as allowed in an exhibit to this Agreement), without the prior written consent of the other party.

     (e) Either party's failure to enforce any provision of this Agreement will not be deemed a waiver of that provision or of the right to enforce it in the future.

     (f) This Agreement shall be governed and construed by the laws of the State of Delaware. Each party agrees, and shall not contest, that the courts of Massachusetts (including the federal courts) shall have non-exclusive jurisdiction to adjudicate over any issue related to this Agreement. The parties further covenant that service of process by certified mail shall be adequate process of any such lawsuit. Each party hereby irrevocably waives the right to a trial by jury in connection with any action or proceeding under or in connection with this Agreement or the subject matter hereof.

     (g) If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     (h) Each party agrees that this Agreement together with any and all exhibits, attachments, and schedules referred to herein, expressly made a part hereof will be the complete and exclusive statement of the agreement between the parties, superseding all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement including, but not limited to, the Letter of Intent dated January 21, 1997 and/or the Major Agreed Upon Terms, dated September 22, 1997. This Agreement may only be modified by a written instrument executed by an authorized officer of PictureTel and of IPNI.

     (i) This Agreement shall be binding upon each of the parties and, subject to section XXIII (d), upon their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have signed this Agreement by their duly authorized offices as of the date and year first above written.

     PICTURETEL CORPORATION                            INTEGRATED PHYSICIAN
                                                               NETWORKS, INC.

     By:                               By:
     Name:                             Name:
     Title:                            Title:
     Date:                             Date:

                                    EXHIBIT A

                         CONFIGURATION OF THE PICTURETEL
                               SUPPLIED COMPONENTS




     LIVE 200-IPNI-D                                              LIVE 200-IPNI-R
     IPNI PHYSICIAN UNITS (APPLIED INSTRUMENTS)                  IPNI PHARMACEUTICAL UNITS (INTEGRATOR)
     PART NUMBER      DESCRIPTION                                PART NUMBER      DESCRIPTION

     520-0592-01      Greyhound PCB                              520-0592-01      Greyhound PCB

     370-0559-01      WorldCam/cable                             810-0539-01      Software, Live 200

     810-0539-01      Software, Live 200                          370-0383-01      Speakers

     370-0253-02      Microphone                                 510-0192-01      Cable, camera

                                                                 370-0253-02      Microphone

                                                                 180-0284-01      Speaker Power Cable

                                    EXHIBIT B

                           IPNI QUALITY SPECIFICATIONS


     The IPNI custom physician unit and its component parts will adhere to the minimum quality standards set forth below.

     All components will have a minimum MTBF of 26,000 hours. The integrated unit will be constructed to pass UL and FCC inspections.

     The construction and testing process will conform to the IPNI requirements listed below.

     All component integration (unit construction) steps will be clearly documented with diagrams as required for clarification.

     Assembly testing will be performed and signed-off by assembly technicians at each critical step. Assembly sign-off sheets will be retained by the integrator and retained for inspection, at IPNI's request, for up to one
     (1) year.

     All completed units will be subjected to a hot room burn-in for a minimum of 16 hours at an elevated temperature mutually agreed upon by IPNI and the integrator.

     Burn-in and final functional testing will employ Touchstone's Checklist v.4 or an equivalent software testing utility. Specific software testing points will be mutually agreed upon between IPNI and the integrator.

     All finished units will undergo a series of three successful network connection tests using the IPNI application.

                                   EXHIBIT B.1

                           LIMITED WARRANTY STATEMENT
                                       FOR
                                  PILOT PROGRAM


         PictureTel hereby warrants all products sold hereunder as follows:

         a. Products shall be free and clear of all liens or encumbrances, except the security interest, (other than subject to the Lease Guarantees) if any, of PictureTel herein and that PictureTel shall have done nothing that might infringe upon the title or proprietary rights of an uninvolved third party.

         b. All manufacturer's warranties applicable to the products are the responsibility of the manufacturer and not PictureTel, and all such warranties will pass through to IPNI.

         c. Any warranty service provided by PictuerTel will be at the direction of, and the responsibility of, the manufacturer. All terms and conditions of the manufacturer's warranty apply. Any service provided by PictureTel not covered and paid pursuant to the manufacturer warranty will be charged to the CLIENT at PictureTel's (or its subcontractor's) then current per hour rate for such services, including travel time and materials charges.

         d. PictureTel warrants that at the time of delivery the Pilot Program products delivered will be free from defects in material and workmanship as specified in EXHIBIT B.2

                                   EXHIBIT B.2

                                    EXHIBIT C

                                 PROMISSORY NOTE


     ______________                                         September 22, 1997



     FOR VALUE RECEIVED by Integrated Physician Networks, Inc. ("IPNI"), of 8777 North Gainey Center Drive, Suite 285, Scottsdale, Arizona, IPNI hereby promises to pay to PictureTel Corporation ("PictureTel"), of 100 Minuteman Road, Andover, Massachusetts 01810, or order, the principal sum of ____________________________________________________($___________) (the
     "Principal") payable as follows:

     1. PAYMENT TERMS:   IPNI will make payments to PictureTel as follows:

     (a) PictureTel's advance to IPNI of $500,000. ("Advance") issued in February 1997, receipt of which is hereby acknowledged by IPNI, shall be payable in one lump sum nine (9) months from the beginning of the Pilot Program, but in no event later than December 1, 1998. The principal shall be payable in U.S in immediately available funds, by check, at PictureTel's address set forth above or at such other place PictureTel may designate from time to time in writing to IPNI, or by wire to PictureTel's bank account as designated by PictureTel in writing to IPNI.

     (b) IPNI will pay monthly interest on any late or unpaid portion of the Principal at a rate of 9 percent per annum dating back to the original Advance(s).until the Principal is paid in full. Payments will be applied to interest first, and then Principal.

     2. DEFAULT: If IPNI (i) fails to make payment as set forth above; (ii) fails to allow PictureTel's inspection of records as set forth below; (iii) is otherwise in breach of this Note; (iv) is or plans to be liquidated, sold, merged, or otherwise ceases to exist; or (v) is in default under the Relationship Agreement (as defined below), which default is not cured within any grace period applicable thereunder, the entire outstanding balance of the Principal and any other amounts hereunder shall become immediately due and payable as specified in Section 9.

     3. COSTS OF ENFORCEMENT: In case any payment by IPNI in respect of this Note shall not be paid when due, IPNI promises to pay all costs of collection and enforcement of this Note, including all reasonable attorney's fees.

     4. PREPAYMENT ALLOWED: This Note may be prepaid in whole or in part in any time.

     5. WITHHOLDING AND FILINGS: Should this transaction require any special withholdings or local filings in order to comply with any legal or statutory requirements, IPNI will complete and execute all such filings at its own cost.

     6. WAIVER: PictureTel's failure to enforce any default by IPNI hereunder shall not constitute a waiver of any of PictureTel's rights hereunder. IPNI and all endorsers of this Note hereby waive presentment, notice of dishonor, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. IPNI and all endorsers of this Note further waive the right to assert in any action or proceeding with regard to this Note any offsets or counterclaims which it may have.

     7. MODIFICATIONS: This Note may only be modified by a written instrument executed by an authorized officer of both PictureTel and IPNI.

     8. ACCELERATION: (a) In the event of any default of IPNI under this Note or in the event IPNI ceases to do business; commits any act of bankruptcy, is or plans to be liquidated; or otherwise ceases to exist prior to the fulfillment of its obligations under this Note, IPNI acknowledges PictureTel's right, without presentment, demand, protest or notice of any kind, to declare all amounts payable under this Note immediately due and payable, whereupon the same shall become so due and payable. (b) In the event of a material change of control of IPNI as provided in the Relationship Agreement then the Principal and any other amounts due hereunder shall immediately become due and payable within 60 days following such change of ownership.

     9. RELATIONSHIP AGREEMENT. This Note is delivered under a certain Relationship Agreement between the Payor IPNI and the Payee PictureTel effective September 22, 1997 (the "Relationship Agreement").

     10. GOVERNING LAW: This note shall be governed by and construed under the laws (other than the internal conflict of laws) of the State of Massachusetts.

     11. SEALED INSTRUMENT: THIS NOTE WILL TAKE EFFECT AS A SEALED INSTRUMENT.

     INTEGRATED PHYSICIAN NETWORKS, INC.         WITNESS
     By its authorized officer:

     --------------------------                  --------------------------
     Signature                                    Signature

     --------------------------                  --------------------------
     Name                                         Name

     --------------------------                  --------------------------
     Title                                       Title

                                    EXHIBIT D

                                     WARRANT


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

No.

                       INTEGRATED PHYSICIAN NETWORKS, INC.
                  SERIES A PREFERRED STOCK WARRANT CERTIFICATE

Warrant to purchase of outstanding shares of Series A Preferred Stock of Integrated Physicians Networks, Inc.

          THIS CERTIFIES that, for value received, PictureTel Corporation ("PictureTel") or its registered successors and assigns, is the owner of Warrants to purchase a number of shares of Series A Preferred stock, $0.001 par value (the "Series A Preferred Stock"), of Integrated Physician Networks, Inc. a Delaware corporation (herein called the "Company") equal to the Warrant Percentage (as defined below), at any time, at an initial exercise price per share equal to one cent ($0.01), subject to adjustment from time to time pursuant to the provisions of Section 3 hereof (the "Exercise Price"). The Exercise Price shall be automatically decreased to equal one-tenth of one cent ($0.001) per share, without any further action required, in the event the Initial Funding (as defined below) has not occurred on or prior to September 22, 1998. The Warrants evidenced by this certificate shall terminate and become void as of the close of business upon the earlier of the sale of all or substantially all of the Company's property, or merger into any other Company or an underwritten public offering of the Company's common stock, or September 22, 2002. For purposes of this Warrant certificate: (i) the terms "Series a Preferred Shares" and "Common Shares" shall mean the classes of capital stock of the Company designated Series A Preferred and Common Stock, respectively, pursuant to the Company's Certificate of Incorporation, as from time to time in effect (the "Certificate of Incorporation"), and any other class of capital stock of the Company resulting from successive changes or reclassification of the Series A Preferred or Common Stock; and (ii) the term "Relationship Agreement" shall mean that certain Agreement dated as of September 22, 1997 between the Company, and PictureTel.

     1. Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Relationship Agreement.

     "Warrant Percentage" shall mean a percentage equal to 12.0% of the Company's capital stock issued as Series A Preferred Stock (assuming conversion or exercise of all outstanding securities convertible or exercisable for capital stock other than the shares referred to in Section 3.1(a) (iii) (aa) through
(cc)) as of the date of this Warrant certificate and such Warrant Percentage shall automatically adjust to equal 12.0% of the Company's capital stock, subject to the limitations set forth below (assuming conversion or exercise of all outstanding securities convertible as exercisable for Common Stock other than the shares referred to in Section 3.1 (a) (iii) (aa) through (cc)) through and after giving effect to the occurrence of the first issuance of the Company's Common Stock (or securities convertible into the Company's Common Stock) to venture capital or other institutional investors resulting in aggregate net proceeds to the Company of at least One Million Dollars ($1.0 million) (the "Initial Funding").

     2. Exercise of Warrants.

                    2.1 Cash Exercise. The Warrants evidenced hereby may be exercised at any time by the registered holder hereof, in whole or in part, by the surrender of this Warrant certificate, duly endorsed (unless endorsement is waived in writing by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) and upon payment to the Company by wire transfer or a certified or bank check payable to the order of the Company for the Exercise Price for each Warrant exercised. The certificate(s) for such Series A Preferred Shares shall be delivered to the registered holder hereof as soon as practicable but, in any event, not later than ten days after Warrants evidenced hereby shall have been so exercised and a new Warrant certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. The holder of the Warrants evidenced by this certificate shall have all the rights of a holder of Series A Preferred Shares to be issued upon exercise of the Warrants when such Warrant holder tenders payment of the Exercise Price to the Company along with this Warrant certificate duly endorsed in accordance with this Section 2. No fractional Series A Preferred Shares of the Company, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants; but the holder hereof shall be entitled to cash equal to such fraction multiplied by the then effective Exercise Price.

          2.2 Net Issue Exercise.

     (a) In lieu of exercising this Warrant, the holder hereof may elect, at any time or times when this Warrant is otherwise exercisable in accordance with Section 2.2 hereof, to receive shares of Series A Preferred Stock equal to the value of the Warrants evidenced hereby (or the portion thereof being canceled) by surrender of this Warrant certificate at the principal office of the Company together with written notice of such election, with an appropriate signature guarantee, in which event the Company shall issue to the holder hereof a number of shares of the Company's Series A Preferred Stock computed using the following formula:

                         X = Y (A - B)
                         -------------
                              A

Where         X - The number of shares of Series a
                  Preferred Stock to be issued to Holder.

              Y - The number of shares of Series A Preferred Stock issuable upon exercise of the number of Warrants which the Holder elects to exercise.

              A - The fair market value of one share of the Company's Series A
                  Preferred Stock.

              B - Exercise Price (as adjusted to the date of such calculations).

                  (b) For purposes of this Section, fair market value of the
              Company's Series A Preferred Stock (if converted to Common Stock) shall mean the average of the closing bid and asked prices of the Company's Common Stock quoted in the over-the-counter market summary or the closing price quoted on any exchange on which the Common Stock is listed, or on The NASDAQ National Market, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value. If the Common Stock is not traded over-the-counter or on an exchange, the fair market value shall be determined in good faith by the Board of Directors of the Company subject to the approval of PictureTel, which approval shall not be unreasonably withheld.

      3. Adjustment in Exercise Price and Number of Shares. The Exercise Price per Warrant shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price pursuant to Section 3.2 and
3.3 hereof (but not any other provision of this Warrant), the holder of this Warrant shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares obtained by dividing (1) the product of (x) the number of shares purchasable pursuant hereto immediately prior to such adjustment and (y) the Exercise Price immediately preceding such adjustment by (2) the Exercise Price resulting from such adjustment.



                    3.1    Issuance of Additional Shares.

         (a) Special Definitions. For purposes of this Section 3.1, the following definitions shall apply:

                                    (i)        "Options" shall mean rights,
                                               options or warrants to subscribe
                                               for, purchase or otherwise
                                               acquire either Common Stock or
                                               Convertible Securities.

                                    (ii)       "Convertible Securities" shall
                                               mean any evidences of
                                               indebtedness, shares or other
                                               securities convertible into or
                                               exchangeable for Common Stock or
                                               convertible into or exchangeable
                                               for securities convertible into
                                               or exchangeable for Common Stock.

                                    (iii)      "Additional Shares of Stock"
                                               shall mean all shares of Series A
                                               Preferred Stock or Common Stock
                                               issued by the Company after the
                                               date hereof, provided that no
                                               adjustments shall be made under
                                               this Warrant by virtue of:

                                            (aa) shares of Common Stock issued
                                            to employees, officers and directors
                                            of the Company under the Company's
                                            stock option plans as in effect on
                                            the date hereof, including the
                                            proposed grant of up to 400,000
                                            incentive options or shares after
                                            the date hereof;

                                            (bb) shares issuable upon exercise
                                            of the Warrants evidenced by this
                                            Warrant Certificate; and

                                            (cc) any event for which adjustment
                                            is provided pursuant to Sections 3.2
                                            or 3.3 hereof.




                            (b) No Adjustment of Exercise Price. No adjustment
                    in the applicable Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Exercise Price in effect on the date of, and immediately prior to, such issue.

                            ( c) Deemed Issue of Additional Shares of Common
                    Stock - Options and Convertible Securities. Except as provided in Sections 3.1(a) or 3.1(b) hereof, in the event the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be the number of Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued,

                                            (i) no further adjustment in the
                                            applicable Exercise Price shall be
                                            made upon the subsequent issue of
                                            Convertible Securities or shares of
                                            Common Stock upon the exercise of
                                            such Options or conversion or
                                            exchange of such Convertible
                                            Securities;

                                            (ii) if such Options or Convertible
                                            Securities by their terms provide,
                                            with the passage of time or
                                            otherwise, for any increase in the
                                            consideration payable to the
                                            Company, or decrease in the number
                                            of shares of Common Stock issuable,
                                            upon the exercise, conversion or
                                            exchange thereof, the applicable
                                            Exercise Price computed upon the
                                            original issue thereof (or upon the
                                            occurrence of a record date with
                                            respect thereto), and any subsequent
                                            adjustments based thereon, shall,
                                            upon any such increase or decrease
                                            becoming effective, be recomputed to
                                            reflect such increase or decrease
                                            insofar as it affects such Options
                                            or the rights of conversion or
                                            exchange under such Convertible
                                            Securities;

                                            (iii) upon the expiration of any
                                            such Options or any rights of
                                            conversion or exchange under such
                                            Convertible Securities which shall
                                            not have been exercised, the
                                            applicable Exercise Price computed
                                            upon the original issue thereof (or
                                            upon the occurrence of a record date
                                            with
                                            respect thereto), and any subsequent
                                            adjustments based thereon, shall,
                                            upon such expiration, be recomputed
                                            as if,

                                            (A) in the case of Convertible
                                            Securities or Options for Common
                                            Stock, the only Additional Shares of
                                            Common Stock issued were shares of
                                            Common Stock, if any, actually
                                            issued upon the exercise of such
                                            Options or the conversion or
                                            exchange of such Convertible
                                            Securities and the consideration
                                            received therefor was the
                                            consideration actually received by
                                            the Company for the issue of all
                                            such Options, whether or not
                                            exercised, plus the consideration
                                            actually received by the Company
                                            upon such exercise, or for the issue
                                            of all such Convertible Securities
                                            whether or not converted or
                                            exchanged, plus the additional
                                            consideration, if any, actually
                                            received by the Company upon such
                                            conversion or exchange, and

                                            (B) in the case of Options for
                                            Convertible Securities, only the
                                            Convertible Securities, if any,
                                            actually issued upon the exercise
                                            thereof were issued at the time of
                                            issue of such Options, and the
                                            consideration received by the
                                            Company for the Additional Shares of
                                            Common Stock deemed to have been
                                            then issued was the consideration
                                            actually received by the Company for
                                            the issue of all such Options,
                                            whether or not exercised, plus the
                                            consideration deemed to have been
                                            received by the Company upon the
                                            issue of the Convertible Securities
                                            with respect to which such Options
                                            were actually exercised.

     (d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.1(c)) without consideration or for a consideration per share less than the applicable Exercise Price of the Warrant in effect on the date of and immediately prior to such issue, then and in such event, the applicable Exercise Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding Options and Convertible Securities, plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the then applicable Exercise Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding Options and Convertible Securities, plus the number of such Additional Shares of Common Stock so issued.

         (e) Determination of Consideration. For purposes of this Section 3.1, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                     (i) Cash and Other Consideration: Such
                                     consideration shall:

                                                (A) insofar as it consists of
                                                cash, be computed at the
                                                aggregate amount of cash
                                                received by the Company
                                                excluding amounts paid or
                                                payable for accrued interest or
                                                accrued dividends;

                                                (B) insofar as it consists of
                                                consideration other than cash,
                                                be computed at the fair value
                                                thereof at the time of such
                                                issue, as determined in good
                                                faith by the Board of Directors
                                                of the Company; and

                                                (C ) in the event Additional
                                                Shares of Common Stock are
                                                issued together with other
                                                shares or securities or other
                                                assets of the Company for
                                                consideration which covers both,
                                                be the proportion of such
                                                consideration so received,
                                                computed as provided in clauses
                                                (A) and (B) above, as determined
                                                in good faith by the Board of
                                                Directors.

                                      (ii) Options and Convertible Securities.
                                      The consideration per share received by
                                      the Company for Additional Shares of
                                      Common Stock deemed to have been issued
                                      pursuant to Section 3.1(c), relating to
                                      Options and Convertible Securities, shall be determined by dividing

                                                (A) the total amount, if any,
                                                received or receivable by the
                                                Company as consideration for the
                                                issue of such Options or
                                                Convertible Securities, plus the
                                                minimum aggregate amount of
                                                additional consideration (as set
                                                forth in the instruments
                                                relating thereto, without regard
                                                to any provision contained
                                                therein for a subsequent
                                                adjustment of such
                                                consideration) payable to the
                                                Company upon the exercise of
                                                such Options or the conversion
                                                or
                                                exchange of such Convertible
                                                Securities, or in the case of
                                                Options for Convertible
                                                Securities, the exercise of such
                                                Options for Convertible
                                                Securities and the conversion or
                                                exchange of such Convertible
                                                Securities by

                                                (B) the maximum number of shares
                                                of Common Stock (as set forth in
                                                the instruments relating
                                                thereto, without regard to any
                                                provision contained therein for
                                                a subsequent adjustment of such
                                                number) issuable upon the
                                                exercise of such Options or the
                                                conversion or exchange of such
                                                Convertible Securities.

                    3.2 Stock Dividends. If and whenever at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company, in each case payable in Common Shares or securities convertible into or exercisable for Common Stock, the number of Common Shares to be obtained upon exercise of this Warrant shall be proportionately adjusted to reflect the issuance of any such securities issuable in payment of such dividend or distribution.

                    3.3 Subdivision or Combination of Stock. If and whenever the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                    3.4 Recapitalizations, Merger, etc. If at any time or from time to time (a) there shall be any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) or (b) the Company pays any distribution or dividend in cash or property of the Company in complete or partial liquidation (but not including ordinary periodic cash dividends), the registered holder hereof shall thereafter, upon exercise of this Warrant certificate, be entitled to receive the number of shares of stock or other securities or cash or property of the Company (or of the successor corporation resulting from any consolidation or merger) to which the Series A Preferred Stock (and any other securities) deliverable upon the exercise of this Warrant certificate would have been entitled if this Warrant certificate had been exercised immediately prior to such event, and the Exercise Price shall be adjusted appropriately so that the aggregate amount payable by the registered holder hereof upon the full exercise of this Warrant certificate remains the same. The Company shall not effect any such recapitalization, consolidation or merger unless, upon the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the registered holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

         4.         Company to Provide Stock.

         The Company covenants and agrees that all the Series A Preferred Shares which may be issued upon the exercise of the Warrants evidenced hereby upon the due exercise thereof, including the receipt by the Company of the aggregate Exercise Price for all Warrants exercised, will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof other than those which the Company shall promptly pay or discharge. The Company further covenants and agrees that during the period within which the Warrants evidenced hereby may be exercised, the Company will at all times reserve such number of shares of Series a Preferred Stock as may be sufficient to permit the exercise in full of the Warrants.

         5. Other Notices. If at any time the Warrants evidenced hereby are outstanding:

                  5.1 The Company shall declare any dividend on the Series A Preferred Shares payable in shares of capital stock of the Company; or

                  5.2 The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of capital stock entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

                  5.3 The Company shall authorize the distribution pro rata to all holders of capital its stock as evidences of its indebtedness or assets (including cash dividends or distributions paid out of retained earnings or retained surplus); or

                  5.4 There shall occur any reclassification of any of the capital shares of the Company, or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of any of the capital shares of the Company) or a sale or transfer to another corporation of all or substantially all of the properties of the Company; or

                  5.5 There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in each of such cases, the Company shall mail to the registered holder hereof at its last address appearing on the books of the Company, as promptly as practicable but in any event at least twenty days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of the capital stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Series A Preferred Shares of record shall be entitled to exchange their Series A Preferred Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

         6. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, unless the Company has received notice that any such Warrant has been acquired by a bona fide purchaser, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor; provided, however, if any Warrant of which the original holder of this Warrant, its nominee, or any of its affiliates is the registered holder is lost, stolen or destroyed, the affidavit of any authorized officer of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder's written agreement to indemnify the Company.

         7. Registered Holder. The registered holder of this Warrant certificate shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant certificate shall not be entitled by virtue of ownership of this Warrant certificate to any rights whatsoever as a shareholder of the Company.

         8. Amendments and Waivers. Any provision in this Warrant certificate to the contrary notwithstanding, changes in or additions to this Warrant certificate may be made and compliance with any covenant or provision herein set forth may be omitted or waived if the Company shall obtain consent thereto in writing from persons holding or having the right to acquire a majority of the aggregate of the Warrants issued and then outstanding. Any modification or amendment made in accordance with this Section 8 will be conclusive and binding on all present and future holders of Warrants and all present and future holders of shares of Series A Preferred Stock issued upon exercise of Warrants, whether or not notation of such modification or amendment is made upon such Warrant or certificate(s) representing such shares of Series A Preferred Stock. Any instrument given by or on behalf of any holder of a Warrant in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrants and such shares of Common Stock.

         9. Covenants.

                    9.1 Reports and Notices. The Company covenants and agrees to deliver to the holder of the Warrants the following reports and notices; provided, however, that after the consummation by the Company of an initial public offering, the provisions of Section 9.1 may be satisfied by delivery of copies of the Company's Forms 10-Q and 10-K and the delivery of copies of other public reports filed with the Securities and Exchange Commission under the Exchange Act at the time of such filing.

(a) Commencing with the Company's 1998 fiscal year, as soon as available and in any event within 90 days after the end of each fiscal year, a copy of the annual audit report for such year for the Company and its subsidiaries, including therein consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year and consolidated statements of income and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year, in each case accompanied by an unqualified opinion of the Company's independent public accountants of nationally recognized standing. For the Company's fiscal years 1996 and 1997, the Company will provide unaudited annual financial statements. PictureTel may at its option review Company's financial records relating to those fiscal years for which there are no audited financial statements provided to PictureTel hereunder.

(b) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year, consolidated balance sheets of the Company and its subsidiaries as of the end of such quarter and consolidated statements of income and a consolidated statement of cash flows of the Company and its subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and consolidated statements of income and a consolidated statement of cash flows of the Company and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied.

(c) As soon as available PictureTel shall receive forecasts prepared by management of the Company of balance sheets, income statements and cash flow statements on a quarterly basis as presented to the Company's Board of Directors.

         9.2 Transactions with Affiliates.

(a) The Company shall not enter into or be a party to any transaction with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms that are no less favorable to the Company than would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Company.

(b) For purposes of this Section 9.2 the term "Affiliate" shall have the meaning referred to in the Securities Act of 1933, as amended.

         9.3 Reserved

         9.4 Modifications of Charter and By-Laws. The Company shall not amend or modify any provisions of its Articles of Incorporation or By-laws in any way which would adversely affect the interests of the holders of the Warrants.

         9.5 Liquidation, Dissolution. The Company shall not, and shall not permit any subsidiary to, wind up, liquidate or dissolve its affairs.

         10. Transfer. The Company hereby consents to each Holder's transfer of this Warrant certificate and the Warrants evidenced hereby at any time or times in whole or in part in accordance with the terms hereof, provided, however, that the Company may withhold its consent to any transfer of any single transaction whereby less than 10% of the Warrants then outstanding would be transferred. In the event that any of the Holders do so transfer the Warrant, such Holder(s) shall promptly thereafter notify the Company of the identities of the transferee. The transferee of such Warrant(s) will be bound by and will receive the benefits of this Warrant. Notwithstanding the foregoing, this Warrant and the shares of Common Stock issued upon exercise hereof may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee and in accordance with the legend appearing on the face of this Warrant (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 10, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery with signatures appropriately guaranteed.

Signature Page Follows.

      IN WITNESS WHEREOF, INTEGRATED PHYSICIAN NETWORKS, INC. has caused this Warrant certificate to be signed by a duly authorized officer under its corporate seal, and this Warrant certificate to be dated September 22, 1997.

                              INTEGRATED PHYSICIAN NETWORKS, INC.


                              By:______________________________

                              Title: ____________________________


AGREED AND ACCEPTED
UPON THE TERMS HEREOF:

PICTURETEL CORPORATION

By:  __________________________

Title: _________________________

                                    EXHIBIT E

                            INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT F

                                VOTING AGREEMENT

                                    EXHIBIT G

                               CASH FLOW AGREEMENT


      This CASH FLOW AGREEMENT ("Cash Flow Agreement") is entered into by between and among INTEGRATED PHYSICIAN NETWORK, INC. ("IPNI") , a Delaware corporation located at 8777 N. Gainey Center Drive, Scottsdale, AZ 85258, and ___________________________ ("Cash Flow Agent"), a _____________
      corporation located at __________________ and PICTURETEL CORPORATION ("Supplier"), a Delaware corporation located at 100 Minuteman Drive, Andover, MA 01810.

      Whereas, IPNI and PictureTel have entered into a Relationship Agreement, as defined below (the "Relationship Agreement"), pursuant to which PictureTel has agreed to supply IPNI with videoconferencing equipment and/or services (the "Products") for rent to IPNI's customers, such supply being directly by sale to IPNI or indirectly by sale to a Lessor and lease by Lessor to IPNI, in each case for rent to IPNI's customers.

      Whereas, IPNI, Lessor and Supplier desire to establish an Cash Flow arrangement into which funds will be deposited by IPNI.

      NOW THEREFORE, in consideration of the mutual representations, promises and obligations set forth in this Cash Flow Agreement, it is agreed as follows:

   1. CASH FLOW AGENCY: IPNI, a Lessor and Supplier hereby appoint, designate and constitute "_______________________" as Cash Flow Agent. The Cash Flow Agent accepts the agency created under this Cash Flow Agreement and agrees to perform the obligations imposed. This Cash Flow Agreement is entered into pursuant to
         Section III of a certain Relationship Agreement dated effective September 22, 1997 between Supplier, Lessor and IPNI (the "Relationship Agreement"), a copy of which is attached hereto. Terms defined in the Relationship Agreement and not otherwise defined herein are used herein with the meanings so defined.

   2. THE CASH FLOW ACCOUNT: The Cash Flow Agent represents that it has established and maintains a interest bearing Cash Flow account to be entitled Cash Flow Account (the "Cash Flow Account") into which the Cash Flow Agent shall deposit payments received from IPNI. The Cash Flow Agent has sole power of disbursement or withdrawal with respect to all such payments.

         The Cash Flow Agent shall have no tax reporting duties with respect to such funds other than form 1099.

   3.    SUBMISSION OF DOCUMENTS AND FUNDS:

         (a)   IPNI agrees to submit to the Cash Flow Agent funds as follows:

               (i) $100,000 within ten (10) days of the execution, by both parties, of the Relationship Agreement.

               (ii) An additional $200,000 within ten (10) days of IPNI obtaining venture capital funding of at least $1,000,000, but in no event, later than the first day of the Rollout Period.

               (iii) Upon initiation of the Rollout Period, IPNI shall deposit an additional $500,000 by making monthly payments determined by dividing $500,000 by the requisite number of months such that the by the end of month 15 from the start of the Pilot Period the

                     Cash Flow account is not less than $800,000 in total.

         (b) Notwithstanding the foregoing, IPNI may at any time fund the escrow account to $500,000 in accordance with section VIII(4)(e) in order to avoid the issuance of additional stock warrants.

         (c) IPNI agrees and is obligated to replenish the Cash Flow Account with regard to any disbursements made by the Cash Flow Agent to Lessor or Supplier.



   4.    NOTICE TO INTEGRATOR AND SUPPLIER:

         (a) The Cash Flow Agent will promptly notify IPNI, Lessor and Supplier of its receipt of of funds from IPNI.

         (b) After the Cash Flow Agent has disbursed funds to Lessor (or Supplier) in accordance with this Cash Flow Agreement, the Cash Flow Agent will notify the other parties of the disbursement of such funds, including the applicable Lessor invoice Number(s) for which payment is being disbursed, the amount of funds disbursed and the party to whom disbursed.

   5.    DISBURSEMENT:

         (a) If IPNI is more than 20 days past due in making a monthly lease payment and upon request from the lessor, Cash Flow Agent shall disburse the past due lease payment.

         (b) Provided that future lease payments are lease payments guaranteed by Supplier are less than $800,000 any funds remaining in the Cash Flow Account, which are in excess of any lease guarantees still outstanding, after all disbursements owing to Lessor (or to Supplier) pursuant to subparagraphs (a) above have been made, will then be disbursed to IPNI provided that written notice to Supplier and Lessor has been given and no written objection made within five business days.


   6. PLACE OF PAYMENT: The Cash Flow Agent will make all payments pursuant to the terms of Section 5 to the following accounts or address:

         TO SUPPLIER:                              TO IPNI:

         Acct. No.:  540-97803                     Acct. No.:
         ABA No.:  011-000390                      ABA No.:
         Bank:  Bank of Boston                     Bank:
         Address:                                  Address:
         100 Federal Street
         Boston, MA State
         Telephone:  617-929-5656                  Telephone:
         Tax ID No.:  04-2835972                   Tax ID No.:

         TO LESSOR:

         Acct. No.:
         ABA No.:
         Bank:
         Address:

         Telephone:
         Tax ID No.:


   7.    SECURITY

               7.1 Security. As security for the payment and performance, first, of the obligations of IPNI to make lease payments to Lessor (and the obligations of IPNI to reimburse Supplier for payments by Supplier under Supplier's guaranty to Lessor of such payments) (all of such obligations being defined as "Obligations"), IPNI hereby pledges to the Cash Flow Agent for the benefit of the Lessor (and the Supplier , to the extent of the guaranty) and creates a security interest in favor of the Cash Flow Agent for the benefit of the Lessor (and the Supplier, to the extent of the guaranty) in all of its right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described below in this
         Section 7, whether now owed or hereafter acquired by IPNI, all of which should be included in the term "Collateral Security".


         7.2  Collateral Security.

                     7.2.1 Collateral Security. As collateral security for the
               payment and performance in full of the Obligations described in
               Section 7.1, IPNI hereby pledges (and collaterally grants and assigns to the Cash Flow Agent for the benefit of Lessor and Supplier to the extent of its guaranty), and creates a security interest in favor of the Cash Flow Agent for the benefit of Lessor and Supplier to the extent of its guarantee in, all of its right, title and interest in and to (but none of its obligations or liabilities with respect to) cash pledged and delivered to the Cash Flow Agent pursuant to this Agreement (the "Cash"), all certificates of deposit, accounts and other depositary accounts purchased with the Cash, by the Cash Flow Agent, as set forth below in Section 7.3, and in all proceeds, additions, substitutions and accessions to and of the Cash and such certificates of deposit (collectively the "Collateral Security"). The Collateral Security shall constitute part of the Security.

                     7.2.2 Perfection of Collateral Security. The Cash Flow
               Agent hereby acknowledges that such items so received constitute Collateral Security, which is part of the Security. Upon the Cash Flow Agent's written request from time to time, IPNI will make, execute and deliver all such instruments and documents, including appropriate financing statements, transfer powers and notices, and take all such action as the Cash Flow Agent may deem reasonably necessary or advisable to carry out the intent and purpose of this Agreement or for assuring and confirming to the Cash Flow Agent, the Security, including the Collateral Security.

         7.3  Collateral Account; Administration of Collateral Security.

                     7.3.1 Collateral Account. Unless otherwise instructed by
               all of the parties to the Cash Flow Agreement, the Cash Flow Agent shall directly, or through its agents, deposit the Cash in an interest-bearing First Rate Account (the "Account") with the Cash Flow Agent. The Account shall be in the name of "______________ as Collateral Pledgee for Lessor and Supplier Collateral Account", shall bear the account number:
               _________ and shall be administered by the agents and employees of the Cash Flow Agent.

                     7.3.2 Certificates of Deposit. Upon written instructions
               from all of the parties to the Cash Flow Agreement, and subject to the approval of the Cash Flow Agent, the Cash Flow Agent shall, directly or through its agents, invest the Cash, any proceeds from a Certificate of Deposit, or any portion thereof in an Cash Flow Agent certificate of deposit, which shall have a maturity of not less than three months (a "Certificate of Deposit"). Upon the maturity of any Certificate of Deposit, the Cash Flow Agent shall deposit the proceeds of such Certificate of Deposit in the Cash Flow Account.

   8. DUTIES OF THE CASH FLOW AGENT: The Cash Flow Agent will not be bound in any way by the terms of any Contract between IPNI and Customers or any agreement or contract between IPNI and the Lessor, Supplier or any other party, whether or not the Cash Flow Agent has knowledge thereof. The Cash Flow Agent's only duties or responsibilities will be to hold and disburse the Contract funds in the Cash Flow Account, in accordance with the terms of this Cash Flow Agreement.

   9. COMPENSATION: The Cash Flow Agent shall be compensated for its services by IPNI at a rate of $_______ per year and $_____per ________ transaction which fees are to be paid by IPNI on a quarterly basis.

   10.   CASH FLOW AGENT MAY RELY ON INSTRUMENTS: INDEMNIFICATION, ETC.:

         (a) The Cash Flow Agent assumes no liability or responsibility for the form, sufficiency, accuracy, genuineness, falsification or legal effect of any documents, notices or certifications delivered pursuant to this Cash Flow Agreement. The Cash Flow Agent will have no responsibility or liability to IPNI, Supplier, and the Lessor, or their successors or assigns, for any action taken by the Cash Flow Agent in good faith upon receipt of any instrument or other document reasonably believed by the Cash Flow Agent to be genuine and to be properly signed and the Cash Flow Agent will be under no duty to investigate or question any such instrument or other writing. The Cash Flow Agent will not be responsible for any act done or omitted by it in good faith. The Cash Flow Agent will not be bound by any notice of a claim or demand with respect hereto unless received by it in writing.

         (b) The Cash Flow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Cash Flow Agreement and the Cash Flow Agent shall not be liable, and shall be indemnified by IPNI for any loss, damages, claims, liabilities, costs and expenses, including, without limitation, reasonable attorney's fees suffered or which may occur by reason of forgeries, false representations, the exercise of its discretion in any particular manner or for any other reason, except gross negligence or willful misconduct. In performing the Cash Flow Agent's obligations and duties, described above, the parties hereto understand and agree that the Cash Flow Agent will not act as a fiduciary and will not be held responsible or liable for investing the deposited money, and that all tax reporting duties are the sole responsibility of IPNI or the Supplier.

         (c) The Cash Flow Agent may rely upon the mutual agreement of both IPNI and Supplier, and shall be indemnified by IPNI for any loss, damages, claims, liabilities, costs and expenses, including, without limitation, reasonable attorney's fees, suffered or incurred by the Cash Flow Agent in acting or omitting to act, pursuant to any instruction, judgment or order delivered to it in accordance with the terms of this Cash Flow Agreement, which it believes in good faith to be genuine. The Cash Flow Agent will not be required to determine either the authenticity of such instruction; judgment or order; the validity or accuracy of any statement, assertion or fact made or stated therein; the proprietary of the delivery thereof or the capacity; or the identity or authorship of any party purporting to sign or deliver such document, including without limitation the authority of any individual purporting to be an officer of IPNI or Supplier or a representative of either such party.

         (d) IPNI shall indemnify and hold the Cash Flow Agent harmless from, and against, all claims, damages, losses, costs, judgments, expenses, obligations, responsibilities and liabilities of any kind or nature, including, without limitation, attorneys fees, which in good faith, the Cash Flow Agent may incur, sustain or suffer in connection with either the performance of its obligations and duties hereunder, including the protection of its rights and obtaining such indemnification.

   11. NOTICE: All notices or communications, required to be sent or made hereunder, will be sent by first class mail, to the parties as follows:

         TO CASH FLOW AGENT:





         TO SUPPLIER:      PictureTel Corporation
                           Attn: Sherri Hines
                           100 Minuteman Road
                           Andover, MA  01810

                           Copy to:
                           General Counsel
                           PictureTel Corporation
                           100 Minuteman Road
                           Andover, MA 01810

         TO IPNI





         TO LESSOR








   12. TERMINATION/RE-DESIGNATION/DESIGNATION:

         Termination:

         (a) This Cash Flow Agreement may terminate upon the mutual written agreement of both IPNI and Supplier. At such time as all Contract funds have been disbursed from the Cash

               Flow Account in accordance with the terms hereunder, this Cash Flow Agreement will terminate and the duties and responsibilities of the Cash Flow Agent will cease.

               Upon Termination, the Cash Flow Agent will cease making any disbursements from the Cash Flow Account and will provide the Lessor and the Supplier with an accounting of the contract funds in the Cash Flow Agent's possession of the termination date, and, unless objection from the Supplier or Lessor is received within ten (10) days, all remaining funds shall be disbursed to IPNI.

         (b)   Re-designation:
               Supplier and Lessor shall jointly be permitted to select and/or re-designate the Cash Flow Agent and either party shall notify the Cash Flow Agent in writing by registered or certified mail of their joint selection or re-designation of an Cash Flow Agent. The Cash Flow Agent understands and agrees that Lessor and Supplier shall jointly have the right to remove the Cash Flow Agent at their discretion, upon prompt written notice by registered or certified mail, and to jointly appoint a new Cash Flow Agent. The Cash Flow Agent shall, not later than three (3) days from the date of receipt of such notice, release possession of the account moneys held in the Cash Flow Account, to the successor Cash Flow Agent, designated by Lessor and Supplier in such notice, and thereupon will have no further obligations hereunder.

         (c)   Resignation/Consultation with Counsel:
               The Cash Flow Agent may resign at any time upon the giving of thirty (30) days prior written notice to Lessor and Supplier of the Cash Flow Agent's intent to resign. If a successor Cash Flow agent is not appointed in thirty (30) days after notice of such intent to resign, the Cash Flow Agent may petition any federal or state court of competent
               jurisdiction to appoint a successor Cash Flow agent.   The
               Cash Flow Agent will be fully relieved of all future obligations under this Cash Flow Agreement upon the transfer of the shares to the successor Cash Flow agent designated by Lessor and Supplier or otherwise appointed by such court. The Cash Flow Agent will be reimbursed jointly by Lessor and Supplier for any and all costs, expenses and other moneys paid by the Cash Flow Agent in connection with the filing of such petition.

         The Cash Flow Agent may consult with competent counsel of its choice, which may be Cash Flow Agent's in-house counsel and shall not be responsible or liable for any action taken, or omitted to be taken, by the Cash Flow Agent in accordance with the written advice of such counsel.

   13. REVIEW OF FINANCIAL RECORDS. Supplier retains the right to review the financial records of IPNI at any time this Cash Flow Agreement is in effect.

   14. MODIFICATIONS: This Cash Flow Agreement may not be modified, waived, amended, discharged or terminated, unless by written agreement by and among Supplier, Lessor, IPNI and the Cash Flow Agent. No party shall be bound by any modification, cancellation or resolution of the Cash Flow Agreement, unless in writing and signed by all parties to this Cash Flow Agreement.

   15.   DISPUTES:

         (a) In the event of a dispute between any of Lessor, Supplier and IPNI regarding any amount invoiced by Supplier or Lessor or any funds in the Cash Flow Agreement or any other matter arising out of or connected with this Cash Flow Agreement, either Lessor, IPNI or Supplier may notify the Cash Flow Agent of such dispute, setting forth such party's good faith estimate of the amount involved. To the extent funds are available in the Cash Flow Account, the Cash Flow Agent will retain funds sufficient to cover the amount at issue until notified in writing by Lessor, IPNI and Supplier that the dispute has been resolved.

               If the dispute is not settled within sixty (60) days from the date on which the Cash Flow Agent is sent notice, Lessor, IPNI and Supplier will submit the dispute to binding arbitration to be conducted in Chicago, Illinois under the then current rules of the American Arbitration Association, each party to bear its own costs. The parties herein acknowledge and agree that the Cash Flow Agent's duties hereunder shall be suspended, to the extent of issues in the dispute pending resolution of the referenced dispute.

         (b) If any dispute arises between the Cash Flow Agent and Lessor and/or Supplier concerning: (i) any interpretation of this Cash Flow Agreement; or (ii) the rights and obligations of, or the proprietary of an action contemplated, taken or omitted by the Cash Flow Agent, the Cash Flow Agent may, and shall immediately upon request made by Lessor, IPNI or Supplier, deposit the Cash Flow Account moneys referenced herein, in the registry of a state or federal court of competent jurisdiction and, at the equal expense of Lessor, IPNI and Supplier (or of such lesser number of the parties as are involved in the dispute), file any appropriate legal action to resolve an disagreement between or among the parties thereto, including without limitation any action in the nature or interpleader.

         (c) The decision of the arbitrators hereunder may be enforced by any court of competent jurisdiction.

   16. JURISDICTION: This Cash Flow Agreement will be governed by the laws of The State of Massachusetts.

   17. SURVIVAL: This Cash Flow Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective heirs, executors, personal representatives, successors and assigns. Nothing in this Cash Flow Agreement, express or implied, shall give to anyone or any entity other than the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, any benefit, legal or equitable right, or remedy or claims, under or in respect to this Cash Flow Agreement to the Cash Flow created hereunder. Where applicable, the rights of the Cash Flow Agent contained in this Cash Flow Agreement shall survive the resignation or removal of the Cash Flow Agent and the termination of the Cash Flow created hereunder.

   18. ENTIRE AGREEMENT: Supplier, Lessor, IPNI and the Cash Flow Agent agree that this Cash Flow Agreement is the entire agreement among them and supersedes any prior or contemporaneous written or oral communications, including but not limited to any conflicting terms contained in any other agreement or understanding between them relating to the subject matter of the Cash Flow.

   IN WITNESS WHEREOF, the Cash Flow Agent, Lessor and Supplier have executed this Agreement.


 FOR CASH FLOW AGENT:                        FOR SUPPLIER:                               FOR IPNI:
                                                 PICTURETEL CORPORATION                      INTEGRATED PHYSICIAN
                                                                                             NETWORK, INC..

     By:                                         By:                                         By:

     Name:                                       Name:                                       Name:
              (Print or Type)                             (Print or Type)                            (Print or Type)

     Title:                                      Title:                                      Title:

     Date:                                       Date:                                       Date:

                                    EXHIBIT H

                           TECHNOLOGY ESCROW AGREEMENT

                           PREFERRED ESCROW AGREEMENT

                      Account Number ______________________


This Agreement is effective __________________, 19_____ among Data Securities International, Inc. ("DSI"), ______________________________________
("Depositor") and ______________________________________ ("Preferred
Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the license agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an Escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the license agreement or, if the license agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5  Depositor's Representations.  Depositor represents as follows:

     a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

     b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

     c. The deposit materials are not subject to any lien or other encumbrance;

     d. The deposit materials consist of the proprietary information and other materials identified either in the license agreement or Exhibit A, as the case may be; and

     e. The deposit materials are readable and useable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the license agreement, Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the Escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.


ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3  --  GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 Right to Make Copies. DSI shall have the right to make copies of the depositmaterials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with Section
4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.


ARTICLE 4  -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

        a. Depositor's failure to carry out obligations imposed on it pursuant to the Relationship Agreement and its Exhibits; or

        b. Depositor's failure to continue to do business in the ordinary course.

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, DSI will continue to store the deposit materials without release pending
(a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the license agreement, upon release of the deposit materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the license agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.


ARTICLE 5  --  TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the deposit materials are subject to another Escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other Escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement by joint instruction of Depositor and Preferred Beneficiary, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with Depositor's instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another Escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

      a.    Depositor's Representations (Section 1.5);

      b. The obligations of confidentiality with respect to the deposit materials;

      c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination;

      d.    The obligation to pay DSI any fees and expenses due;

      e.    The provisions of Article 7; and

      f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6  --  DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


ARTICLE 7  --  LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction,instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this Escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this Escrow arrangement.

7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Boston, Massachusetts, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

     a.    Give DSI at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8  --  GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.


------------------------------------     ------------------------------------
Depositor                                Preferred Beneficiary
By: Integrated Physician Networks,       By: PictureTel Corporation Inc.

Name:_______________________________     Name:_______________________________

Title:________________________________   Title:________________________________

Date:________________________________    Date:________________________________

                  Data Securities International, Inc.

                  By:_______________________________________

                  Name:_____________________________________

                  Title:____________________________________

                  Date:_____________________________________

                                   EXHIBIT A

                           MATERIALS TO BE DEPOSITED

                     Account Number ______________________


Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:




























------------------------------------     ------------------------------------
Depositor                                Preferred Beneficiary

By: _________________________________    By: _________________________________

Name:_______________________________     Name:_______________________________

Title:________________________________   Title:________________________________

Date:________________________________    Date:________________________________

                                                                       EXHIBIT B

                          DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name _______________________________________________________
Account Number _______________________________________________________________


PRODUCT DESCRIPTION:
Product Name______________________________Version_____________________________

Operating System______________________________________________________________
______________________________________________________________________________

Hardware Platform_____________________________________________________________
______________________________________________________________________________

DEPOSIT COPYING INFORMATION:
Hardware required:____________________________________________________________
______________________________________________________________________________

Software required:____________________________________________________________
______________________________________________________________________________


DEPOSIT MATERIAL DESCRIPTION:




Qty                 Media Type & Size                  Label Description of Each Separate Item
                                                       (excluding documentation)

______              Disk 3.5" or ____

______              DAT tape ____mm

______              CD-ROM

______              Data cartridge tape ____

______              TK 70 or ____ tape

______              Magnetic tape ____

______              Documentation

______              Other ______________________


I certify for Depositor that the above described    DSI has inspected and accepted the above
deposit materials have been transmitted to DSI:     materials (any exceptions are noted above):

Signature________________________                   Signature___________________________

Print Name_______________________                   Print Name__________________________

Date_____________________________                   Date Accepted_______________________

                                                    Exhibit B#__________________________

      Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123

                                   EXHIBIT C

                               DESIGNATED CONTACT

                     Account Number ______________________

Notices, deposit material returns and
communications to Depositor              Invoices to Depositor should be
should be addressed to:                  addressed to:

Company Name:
Address:


Designated Contact:                      Contact:
Telephone:
Facsimile:

Notices and communications to            Invoices to Preferred Beneficiary
Preferred Beneficiary should be          should be addressed to:
addressed to:

Company Name:
Address:


Designated Contact:                      Contact:
Telephone:
Facsimile:

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.


Contracts, deposit materials and         Invoice inquiries and fee remittances
notices to DSI should be addressed to:   to DSI should be addressed to:


DSI                                      DSI
Contract Administration                  Accounts Receivable
Suite 200                                Suite 1450
9555 Chesapeake Drive                    425 California Street
San Diego, CA 92123                      San Francisco, CA 94104

Telephone:  (619) 694-1900               (415) 398-7900
Facsimile:    (619) 694-1919             (415) 398-7914

Date:

                                    EXHIBIT I

                                CO-SALE AGREEMENT